EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), Robert Craycraft, President and Chief Executive Officer, and Raymond Aronoff, Vice President, Chief Financial Officer and Chief Operating Officer of BakerCorp International, Inc. (the “Company”), each certifies with respect to the Quarterly Report of the Company on Form 10-Q for the period ended October 31, 2013 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 16, 2013	/s/ Robert Craycraft
Robert Craycraft
President and Chief Executive Officer

December 16, 2013	/s/ Raymond Aronoff
Raymond Aronoff
Vice President, Chief Financial Officer and Chief Operating Officer